Exhibit 99.4

INTELLECTUAL PROPERTY CROSS-LICENSE AGREEMENT

This INTELLECTUAL PROPERTY CROSS-LICENSE AGREEMENT (this “Agreement”), dated as of July 30, 2020 (the “Effective Date”), is by and between PARTY CITY HOLDINGS INC., a Delaware Corporation (“PCH”), and ANAGRAM INTERNATIONAL, INC., a Minnesota corporation (“Anagram”). PCH and Anagram are sometimes referred to herein individually as a “Party,” and collectively as the “Parties.”

RECITAL

WHEREAS, the Parties desire that certain intellectual property be cross-licensed as set forth herein.

NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Parties hereby agree as follows:

SECTION 1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Anagram Companies” means Anagram, any of its subsidiaries, and Anagram Holdings, LLC.

“Anagram Licensed IP” means all Intellectual Property owned by the Anagram Companies (whether now or hereafter acquired) and used by PCH or any of its affiliates (other than the Anagram Companies) in its or their business.

“Intellectual Property” means all Patents, Trademarks, copyrights, works of authorship, whether copyrightable or not, copyright registrations and applications for copyright registrations, moral rights, design rights, trade secrets, know-how, inventions (whether patentable or not), processes, formulae, discoveries, algorithms and methodologies, rights in databases, and all other intellectual property and proprietary rights (whether registered or unregistered, and any applications for the foregoing), and all other equivalent or similar rights that may subsist anywhere in the world, existing now or in the future, together with the goodwill symbolized by any of the foregoing.

“Patent” means patents and utility models, in each case: (i) anywhere in the world; (ii) including, for any of them, all applications, rights to apply and rights to claim priority; and (iii) including, in respect of any of them, all divisionals, continuations, continuations-in-part, substitutes, reissues, extensions, re-examinations and renewals.

“PCH Licensed IP” means all Intellectual Property owned by PCH or any of its affiliates (other than the Anagram Companies) (whether now or hereafter acquired) and used by any Anagram Company in its business.

“Termination Fee” means Ten Million U.S. Dollars (U.S.$ 10,000,000).

“Trademarks” means all U.S. and foreign trademarks, service marks, trade dress, logos, slogans, brand names, trade names, domain names, any other indicia of source or origin and all registrations and applications for registration of the foregoing, together with the goodwill symbolized by any of the foregoing.

SECTION 2. Grants of Licenses.

(a) PCH, on behalf of itself and its affiliates (other than the Anagram Companies), hereby grants to each Anagram Company a worldwide, non-exclusive, royalty-free, sublicensable (with PCH’s prior written consent, not to be unreasonably withheld), transferrable (in accordance with Section 14(e)), perpetual and irrevocable license to make, have made, copy, display, distribute, create derivate works of, modify, use, publish, reproduce, sell, offer to sell and otherwise exploit the PCH Licensed IP during the Term. The Anagram Companies shall ensure that each of its sublicensees complies with all applicable terms and conditions hereof and shall be directly liable hereunder in the event of any breach or non-compliance by any such sublicensees.

(b) Anagram, on behalf of itself and the Anagram Companies, hereby grants to PCH and its affiliates (other than the Anagram Companies) a worldwide, non-exclusive, royalty-free, sublicensable (with Anagram’s prior written consent, not to be unreasonably withheld), transferrable (in accordance with Section 14(e)), perpetual and irrevocable license to make, have made, copy, display, distribute, create derivate works of, modify, use, publish, reproduce, sell, offer to sell and otherwise exploit the Anagram Licensed IP during the Term. PCH and its affiliates (other than the Anagram Companies) shall ensure that each of their sublicensees complies with all applicable terms and conditions hereof and shall be directly liable hereunder in the event of any breach or non-compliance by any such sublicensees.

(c) All rights and licenses granted under this Agreement are, and shall otherwise be deemed to be, licenses of rights to “intellectual property” as such term is used in and interpreted under section 365(n) of title 11 of the United States Code (the “Bankruptcy Code”). Each Party, as licensee, may elect to retain and may fully exercise all of its respective rights and elections under the Bankruptcy Code and applicable law.

SECTION 3. Use of Trademarks.

(a) The Anagram Companies shall use the Trademarks included in the PCH Licensed IP in accordance with (i) the quality control standards and usage guidelines provided by PCH (to the extent that any such quality control standards and usage guidelines are provided) or (ii) at the direction of PCH or one of its affiliates (other than the Anagram Companies), and in the form and manner specified by PCH or its applicable affiliate.

(b) PCH and its affiliates (other than the Anagram Companies) shall use the Trademarks included in the Anagram Licensed IP in accordance with (i) the quality control standards and usage guidelines provided by the Anagram Companies (to the extent that any such quality control standards and usage guidelines are provided) or (ii) at the direction of the Anagram Companies, and in the form and manner specified by the Anagram Companies.

(c) Each of the Anagram Companies and PCH and its affiliates (other than the Anagram Companies) shall use the Trademarks included in the third party Intellectual Property in accordance with the quality control standards and usage guidelines applicable pursuant to the licenses of such third party Intellectual Property as such standards and guidelines may be changed or supplemented by the applicable third parties from time to time.

SECTION 4. Certain Third Party Intellectual Property.

(a) Subject to the terms and provisions of the applicable agreements with third parties, PCH, on behalf of itself and its affiliates (other than the Anagram Companies), hereby agrees to continue (and correspondingly, not terminate or reduce any rights, other than in the ordinary course) in effect their arrangements as of the Effective Date with respect to Intellectual Property that, as of the Effective Date, PCH or any of its affiliates (other than the Anagram Companies): (a) licenses from a third party for use on products and (b) permits the Anagram Companies to use pursuant to PCH’s or its applicable affiliate’s (other the Anagram Companies) agreement with the applicable third party. With respect to third party Intellectual Property licensed after the Effective Date by PCH or any of its affiliates (other than the Anagram Companies) for use on products, the Parties shall use reasonable best efforts to agree upon an arrangement similar to those existing as of the Effective Date, pursuant to which the Anagram Companies are permitted to use such third party Intellectual Property pursuant to PCH’s or its applicable affiliate’s (other than the Anagram Companies) agreement with the applicable third party.

(b) Subject to the terms and provisions of the applicable agreements with third parties, Anagram, on behalf of itself and the Anagram Companies, hereby agrees to continue (and correspondingly, not terminate or reduce any rights, other than in the ordinary course) in effect their arrangements as of the Effective Date with respect to Intellectual Property that, as of the Effective Date, the Anagram Companies: (a) license from a third party for use on products and (b) permits PCH or any of its affiliates (other than the Anagram Companies) to use pursuant to an Anagram Company’s agreement with the applicable third party. With respect to third party Intellectual Property licensed after the Effective Date by the Anagram Companies for use on products, the Parties shall use reasonable best efforts to agree upon an arrangement similar to those existing as of the Effective Date, pursuant to which PCH and its affiliates (other than the Anagram Companies) are permitted to use such third party Intellectual Property pursuant to an Anagram Company’s agreement with the applicable third party.

(c) Neither Party shall terminate (except in the ordinary course of business) or amend any third party license agreement of the type described in Sections 4(a) or 4(b), as applicable, in a manner that would adversely affect the other Party’s ability to use the applicable third party license agreement without reasonable prior notice and consultation with the other Party.

SECTION 5. Intellectual Property Rights.

(a) PCH and its affiliates (other than the Anagram Companies), as applicable, shall retain the entire right, title and interest in and to the PCH Licensed IP, including all Intellectual Property rights therein. All uses of the PCH Licensed IP by or on behalf of an Anagram Company or its sublicensees, and all goodwill associated therewith, shall inure to the sole and exclusive benefit of PCH and its affiliates (other than the Anagram Companies), as applicable. For the avoidance of doubt, PCH and its affiliates (other than the Anagram Companies), as applicable, shall have the sole right to defend and enforce, in the ordinary course consistent with past practice, any and all Intellectual Property rights in, to and under the PCH Licensed IP.

(b) The Anagram Companies shall retain the entire right, title and interest in and to the Anagram Licensed IP, including all Intellectual Property rights therein. All uses of the Anagram Licensed IP by or on behalf of PCH and its affiliates (other than the Anagram Companies) or its or their sublicensees, and all goodwill associated therewith, shall inure to the sole and exclusive benefit of Anagram or an Anagram Company. For the avoidance of doubt, Anagram or an Anagram Company shall have the sole right to defend and enforce, in the ordinary course consistent with past practice, any and all Intellectual Property rights in, to and under the Anagram Licensed IP.

SECTION 6. Representations and Warranties.

(a) PCH represents and warrants that, as of the Effective Date: (i) PCH or one of its affiliates (other than the Anagram Companies) is the owner of the PCH Licensed IP; (ii) PCH or one of its affiliates (other than the Anagram Companies) has the right to continue in effect the arrangements referenced in Section 4(a) ; (iii) to PCH’s knowledge, the use of the PCH Licensed IP in accordance with the terms of this Agreement does not infringe or violate upon the Intellectual Property rights of any third person in any material respect; (iv) PCH has the right to grant the licenses granted under this Agreement; and (v) no third party agreement of the type described in Section 4(a) contains any provisions that would limit, restrict or otherwise adversely affect any Anagram Company’s right to use third party Intellectual Property pursuant to Section 4(a)(x) in the event of a case or proceeding under the Bankruptcy Code or any other similar federal, state or foreign law for relief of debtors, any receivership, any assignment for the benefit of creditors, any liquidation, dissolution, marshalling of assets or liabilities or other winding up or any other insolvency event with respect to PCH or its affiliates (other than the Anagram Companies), (y) the exercise of rights and remedies under collateral documentation with respect to any Secured Parties or (z) in the event any of the Anagram Companies is no longer an affiliate of PCH.

(b) Anagram represents and warrants that as of the Effective Date: (i) Anagram or one of the Anagram Companies is the owner of the Anagram Licensed IP; (ii) Anagram or one of the Anagram Companies has the right to continue in effect the arrangements referenced in Section 4(b); (iii) to Anagram’s knowledge, the use of the Anagram Licensed IP in accordance with the terms of this Agreement does not infringe or violate upon the Intellectual Property rights of any third person in any material respect; and (iv) Anagram has the right to grant the licenses granted under this Agreement.

SECTION 7. Disclaimers.

(a) EXCEPT AS OTHERWISE SET FORTH HEREIN, PCH (ON BEHALF OF ITSELF AND ITS AFFILIATES (OTHER THAN THE ANAGRAM COMPANIES)) ACKNOWLEDGES AND AGREES THAT (i) THE ANAGRAM LICENSED IP IS PROVIDED “AS IS,” (ii) PCH (ON BEHALF OF ITSELF AND ITS AFFILIATES (OTHER THAN THE ANAGRAM COMPANIES)) ASSUMES ALL RISKS AND LIABILITIES ARISING FROM OR RELATING TO ITS OR THEIR USE OF, AND RELIANCE UPON, THE ANAGRAM LICENSED IP, AND (iii) ANAGRAM MAKES NO REPRESENTATIONS OR WARRANTIES

IN RESPECT OF THE ANAGRAM LICENSED IP OF ANY KIND, NATURE OR DESCRIPTION, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT, AND ANAGRAM (ON BEHALF OF ITSELF AND THE ANAGRAM COMPANIES) HEREBY EXPRESSLY DISCLAIMS ALL OF THE FOREGOING.

(b) EXCEPT AS OTHERWISE SET FORTH HEREIN, ANAGRAM ACKNOWLEDGES AND AGREES THAT (i) THE PCH LICENSED IP IS PROVIDED “AS IS,” (ii) ANAGRAM ASSUMES ALL RISKS AND LIABILITIES ARISING FROM OR RELATING TO ITS USE OF, AND RELIANCE UPON, THE PCH LICENSED IP, AND (iii) PCH MAKES NO REPRESENTATIONS OR WARRANTIES IN RESPECT OF THE PCH LICENSED IP OF ANY KIND, NATURE OR DESCRIPTION, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, AND PCH (ON BEHALF OF ITSELF AND ITS AFFILIATES (OTHER THAN THE ANAGRAM COMPANIES)) HEREBY EXPRESSLY DISCLAIMS ALL OF THE FOREGOING.

SECTION 8. Term and Termination.

(a) Term. The term of this Agreement (the “Term”) will commence on the Effective Date and will continue in perpetuity, unless or until the Parties mutually agree in writing to terminate this Agreement.

(b) Effect of Termination. Upon the termination of this Agreement, (i) the licenses and rights granted hereunder shall immediately and automatically terminate, (ii) PCH and its affiliates (other than the Anagram Companies) shall immediately cease to be entitled to use and shall, subject to Section 8(d), immediately cease all use of any and all Anagram Licensed IP, and (iii) the Anagram Companies shall immediately cease to be entitled to use and shall, subject to Section 8(d), immediately cease all use of any and all PCH Licensed IP.

(c) Termination Fee.

(i) If this Agreement is terminated (excluding a termination pursuant to Section 8(a), in connection with which this Section 8(c) shall not apply) or subject to a material uncured breach by PCH that results in PCH’s material non-performance under this Agreement (including as a result of PCH’s rejection of this Agreement pursuant to the applicable provisions of the Bankruptcy Code in any bankruptcy of PCH) (any such termination or breach a “Liquidated Damages Event”), PCH shall pay to Anagram the Termination Fee.

(ii) The Termination Fee shall be presumed to be equal to the liquidated damages sustained by Anagram as the result a Liquidated Damages Event and PCH agrees that the Termination Fee is reasonable under the circumstances. PCH further agrees that: (A) the Termination Fee is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) there has been a course of conduct between PCH and Anagram giving specific consideration in this transaction for the payment by PCH of the Termination Fee; (C) PCH shall be estopped hereafter from claiming differently than as agreed to in this paragraph; (D) the agreement by PCH to pay the Termination Fee is a material inducement to Anagram to enter into this Agreement; and (E) the Termination Fee represents a good faith, reasonable estimate and calculation of the lost profits or damages of Anagram and it would be impractical and extremely difficult to ascertain the actual amount of damages to Anagram or profits lost by Anagram as a result of the termination of this Agreement by PCH.

(d) Sell-Off Period. For a period of twenty-four (24) months following the termination of this Agreement, each Party may continue to sell and distribute products that were in existence during the Term that use the Anagram Licensed IP, the PCH Licensed IP or, subject to the terms and provisions of the applicable agreements with third parties, the third party Intellectual Property that a Party is permitted to use pursuant to Section 4, in each case, as applicable.

SECTION 9. Indemnification.

(a) PCH and its affiliates (other than the Anagram Companies) shall indemnify and hold harmless Anagram and its subsidiaries, and their directors, officers, employees, contractors, sublicensees, agents, representatives, successors and assigns (collectively, “Anagram Indemnitee”), from and against any and all claims, suits, actions or allegations brought or asserted by a third party (each, a “Claim”) and any resulting liabilities, judgments, costs and expenses, including reasonable attorneys’ fees, to the extent arising out of or related to: (i) Anagram’s or its sublicensees’ use of the PCH Licensed IP in accordance with the terms of this Agreement; or (ii) PCH’s and its affiliates’ (other than the Anagram Companies) material breach of this Agreement. For the avoidance of doubt, an uncured breach of Section 6(a) shall constitute a material breach of this Agreement.

(b) Anagram shall indemnify and hold harmless PCH and its affiliates (other than Anagram), and their directors, officers, employees, contractors, sublicensees, agents, representatives, successors and assigns (collectively, “PCH Indemnitee”), from and against any and all Claims and any resulting liabilities, judgments, costs and expenses, including reasonable attorneys’ fees, to the extent arising out of or related to: (i) PCH’s and its affiliates’ (other than the Anagram Companies) or its or their sublicensees’ use of the Anagram Licensed IP in accordance with the terms of this Agreement; or (ii) Anagram’s material breach of this Agreement. For the avoidance of doubt, an uncured breach of Section 6(b) shall constitute a material breach of this Agreement.

(c) Anagram shall promptly notify PCH upon the assertion of any Claim against an Anagram Indemnitee, and PCH shall promptly notify Anagram upon the assertion of any Claim against a PCH Indemnitee. Each Party shall provide the other Party with such assistance as it may reasonably request in order to ensure a proper and adequate defense of any such Claim.

SECTION 10. Confidentiality. PCH agrees to hold, and to cause its respective affiliates (other than the Anagram Companies), directors, officers, employees, agents, accountants, counsel and other advisors and representatives (collectively, “Representatives”) to hold, in strict confidence, with at least the same degree of care that PCH applies to its own confidential and proprietary information pursuant to policies in effect as of the Effective Date, all Confidential Information of Anagram. Anagram agrees to hold, and to cause its Representatives to hold, in strict confidence, with at least the same degree of care that Anagram applies to its own confidential and proprietary information pursuant to policies in effect as of the Effective Date, all Confidential Information of PCH and its affiliates (other than the Anagram Companies).

SECTION 11. Notices. Any and all notices required hereunder shall be in writing and shall be sent by (a) certified, first-class mail, postage prepaid, return receipt requested, (b) national overnight courier for next business day delivery or (c) electronic mail, in each case to the addresses of the other Party as set forth below. Each such notice will be effective (i) if given by certified mail, upon receipt (and refusal of receipt shall constitute receipt), (ii) if given by national overnight courier, one business day after being furnished thereto, or (iii) on the date sent, if sent by electronic mail, receipt confirmed (and, if not so confirmed, on the next business day).

If to PCH:	Party City Holdings Inc.
80 Grasslands Road Elmsford, New York 10523
Email: Attention: Todd Vogensen
CC: Legal Department

If to Anagram:	Anagram International, Inc.
7700 Anagram Drive Minneapolis, MN 55344 Email: Attention: Jim Plutt CC: Legal Department

SECTION 12. Governing Law and Venue.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its choice of law rules.

(b) Each of the Parties hereby irrevocably and unconditionally (i) submits to the exclusive jurisdiction and venue of the federal courts of the United States located in the Southern District of the State of New York or, if such courts do not have jurisdiction, the state courts of the State of New York sitting in the Borough of Manhattan (“New York Courts”) in any action arising out of or relating to this Agreement and (ii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any action arising out of or relating to this Agreement in the New York Courts, including any objection based on its place of incorporation or domicile. Each of the Parties consents and agrees that any service of process, summons, notice or document for any action permitted hereunder may be delivered by registered mail addressed to it at the applicable address set forth in Section 11or in any other manner permitted by applicable law.

SECTION 13. Arbitration. Except as expressly set forth in this Agreement, and except for a Party’s right to seek injunctive relief or to enforce arbitration awards pursuant to this Agreement and in accordance with Section 12, all disagreements, disputes, controversies and claims arising out of this Agreement shall be submitted to and resolved by binding arbitration in accordance with and pursuant to the Commercial Arbitration Rules of the American Arbitration Association, as

then in effect; provided, however, that prior to submitting a matter to arbitration, the Parties shall engage in good faith discussions of the matter for at least ten (10) business days. The Parties agree that any dispute will be heard by a single arbitrator. The arbitrator shall be selected by mutual agreement of the Parties, or if no agreement can be reached, the arbitrator shall be selected by the American Arbitration Association. The discovery period in an arbitration brought pursuant to this provision shall last no more than thirty (30) calendar days after the date on which the discovery period is commenced. Each Party shall bear its own costs and expenses in the event of any dispute hereunder.

SECTION 14. Miscellaneous.

(a) Waiver. Any waiver of breach or default pursuant to this Agreement shall not be a waiver of any other subsequent breach or default. Failure or delay by either Party to enforce any term or condition of this Agreement shall not constitute a waiver of such term or condition.

(b) Conflicts in Provisions. In the event of any apparent conflicts or inconsistencies between this Agreement and any Schedules hereto, to the extent possible, such provisions shall be interpreted so as to make them consistent, and if that is not possible, the provisions of this Agreement shall prevail.

(c) Headings. The section headings herein are for reference and convenience only and shall not govern the interpretation hereof.

(d) Severability. To the extent that any provision of this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable, that provision notwithstanding, the remaining provisions of this Agreement shall remain in full force and effect and such invalid or unenforceable provision shall be deleted.

(e) Assignment. This Agreement shall be binding upon the successors and assigns of the Parties, and the name of a Party appearing herein shall be deemed to include the names of its successors and assigns. No Party may assign, delegate or transfer all or any of its respective rights or obligations under this Agreement without the prior written consent of the other Party, which consent will not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, either Party may assign, delegate or transfer this Agreement or any of its respective rights or obligations to (i) its affiliate, so long as the assigning Party unconditionally guarantees the obligations of such affiliate, (ii) any successor of the assigning Party’s business in the event of a merger, acquisition or consolidation involving such Party or its affiliates or (iii) due to an exercise of rights and remedies under collateral documentation with respect to any Secured Parties (as defined below). No provision herein shall prohibit the pledge or assignment of Anagram’s and/or any of its subsidiaries or affiliates’ rights hereunder to any lender or lenders (or an agent or trustee therefor) (collectively, “Secured Parties”) as collateral for the indebtedness, liabilities and obligations of Anagram and/or any of its subsidiaries or affiliates to any such Secured Parties, and any such pledged or assigned rights and all associated rights and powers shall be subject to any such Secured Parties’ rights under any collateral documentation governing or pertaining to such pledge or assignment. Except as provided in such collateral documentation, such Secured Parties shall not have any liability solely as a result of such pledge or assignment.

(f) Amendment. No alternation, waiver, cancellation, or any other change or modification in any term or condition of this Agreement, or any agreement contemplated to be negotiated or reached pursuant to the terms of this Agreement, shall be valid or binding on either Party unless made in writing and signed by duly authorized representatives of both Parties.

(g) Approvals and Similar Actions. Wherever agreement, approval, acceptance, consent or similar action by either Party hereto is required by any provision of this Agreement, such action shall not be unreasonably conditioned, delayed or withheld.

(h) Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any previous agreements and understandings, whether oral or written, between the Parties with respect to the subject matter hereof.

(i) Third Party Beneficiaries. Other than any Secured Parties’ rights as set forth in Section 14(e), this Agreement is not for the benefit of any third party and shall not be deemed to give any right or remedy to or against any such third party except as otherwise expressly provided herein.

(j) Construction. This Agreement is the result of negotiation between the Parties and their respective counsel. This Agreement will be interpreted fairly in accordance with its terms and conditions and without any strict construction in favor of either Party. Any ambiguity shall not be interpreted against the drafting Party.

(k) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument, and the counterparts may be delivered by facsimile transmission or by electronic mail in portable document format (.pdf).

[Signature page follows]

IN WITNESS WHEREOF, each of PCH and Anagram has caused this Agreement to be executed as of the date first written above by their respective officers thereunder duly authorized.

PARTY CITY HOLDINGS INC.

By:	/s/ Todd Vogensen
Name: Todd Vogensen
Title: Chief Financial Officer, Chief Accounting Officer and Executive Vice President

ANAGRAM INTERNATIONAL, INC.

By:	/s/ Todd Vogensen
Name: Todd Vogensen
Title: Vice President, Treasurer

[Signature Page – IP Cross-License Agreement]